Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Imperalis Holding Corp. (the “Company”) on Form 10-Q for the quarter ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and the consolidated result of operations of the Company.

By:	/s/ Darren Magot
Name:	Darren Magot
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	May 16, 2022

By:	/s/ David J. Katzoff
Name:	David J. Katzoff
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	May 16, 2022